Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Diamond S. Shipping Inc. (the “Company”) on Form 10-K for the period ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof  (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 27, 2020
/s/ Craig H. Stevenson, Jr.

Craig H. Stevenson, Jr.
Chief Executive Officer and President
(Principal Executive Officer)
/s/ Kevin M. Kilcullen

Kevin M. Kilcullen
Chief Financial Officer
(Principal Financial Officer)